Exhibit 99.1

Silver Eagle Acquisition Corp. Announces Closing of Business Combination with Videocon d2h Limited

Silver Eagle Securities to be Removed from OTCQB at Close of Business Today

Trading in Videocon d2h ADSs to Commence on NASDAQ Global Select Market on April 1, 2015

Los Angeles, CA, March 31, 2015 -- Silver Eagle Acquisition Corp. (the “Company” or “Silver Eagle”) (OTCQB: EAGL; EAGLU; EAGLW) today announced the closing of the previously announced business combination transaction (the “Transaction”) between Silver Eagle and Videocon d2h Limited (“Videocon d2h”), pursuant to which Silver Eagle contributed approximately $273.3 million to Videocon d2h in exchange for equity shares of Videocon d2h represented by American Depositary Shares (“ADSs”).

In connection with the closing of the Transaction, Silver Eagle today is distributing Videocon d2h ADSs to holders of its common stock as of March 30, 2015 (the “record date”). For each share of Silver Eagle common stock outstanding on the record date, Silver Eagle is distributing to the holder thereof one Videocon d2h ADS. In addition, the Financial Industry Regulatory Authority, Inc. (“FINRA”) has informed Silver Eagle that the ex-dividend date for Silver Eagle’s common stock is April 1, 2015. Accordingly, persons acquiring shares of Silver Eagle common stock in the market through March 31, 2015 will still receive Videocon d2h ADSs. Silver Eagle’s common stock, units and warrants will be removed from the OTCQB at the close of business today. Videocon d2h has received approval to list its ADSs on The NASDAQ Global Select Market (“NASDAQ”) under the ticker symbol “VDTH” commencing April 1, 2015.

In addition, as previously announced, Silver Eagle’s public warrantholders have approved an amendment to the warrant agreement that governs all of Silver Eagle’s outstanding warrants, to provide that holders of public warrant of Silver Eagle as of the close of business today will have their warrants exchanged for cash in the amount of $1.00 (the “Warrant Agreement Amendment”).

Following the closing of the Transaction, Silver Eagle has no further ongoing business operations. The Company intends to file a Certificate of Dissolution with the Delaware Secretary of State as soon as practicable, and to deregister its shares of common stock, warrants and units under Section 12(b), and suspend its periodic reporting obligations under Section 15(d), of the Securities Exchange Act of 1934, as amended. At the time the Company files a Certificate of Dissolution with the Delaware Secretary of State, the Company intends to close its transfer books and discontinue recording transfers of its securities as of the date of such filing. After the closing of the Transaction, the Company will use its remaining assets to satisfy its outstanding obligations. Distributions to the holders of the Company’s common stock of the Company’s assets, if any, in connection with the Company’s liquidation will be made to stockholders according to their respective holdings of the Company’s common stock as of the date the Company files the Certificate of Dissolution with the Delaware Secretary of State.

Information Concerning Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “will” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements are based on current expectations that are subject to risks and uncertainties, including with respect to the distribution of ADSs to Silver Eagle’s stockholders and the commencement of trading of the ADSs on NASDAQ. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements, including those under “Risk Factors” in filings with the Securities and Exchange Commission by the Company. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

James A. Graf

Silver Eagle Acquisition Corp.

Email: jgraf@geacq.com

310-209-7280